                                                                  EXHIBIT 10(34)

                             CNA SURETY CORPORATION

                    2006 LONG-TERM EQUITY COMPENSATION PLAN

                                                                               .
                                                                               .
                                                                               .

                                TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
Article 1.  Establishment, Effective Date, Objectives, and Duration.................................          1
Article 2.  Definitions.............................................................................          1
Article 3.  Administration..........................................................................          6
Article 4.  Shares Subject to the Plan, Maximum Awards and Section 162(m) Compliance................          9
Article 5.  Eligibility and General Conditions of Awards............................................         12
Article 6.  Stock Options...........................................................................         14
Article 7.  Stock Appreciation Rights...............................................................         17
Article 8.  Restricted Stock........................................................................         18
Article 9.  Performance Units and Performance Shares................................................         19
Article 10. Incentive Awards........................................................................         21
Article 11. Bonus Shares............................................................................         22
Article 12. Beneficiary Designation.................................................................         22
Article 13. Deferrals...............................................................................         22
Article 14. Rights of Employees/Directors...........................................................         23
Article 15. Change in Control.......................................................................         23
Article 16. Amendment, Modification, and Termination................................................         23
Article 17. Withholding.............................................................................         24
Article 18. Successors..............................................................................         25
Article 19. Additional Provisions...................................................................         25

                  CNA SURETY CORPORATION 2006 LONG-TERM EQUITY

                                COMPENSATION PLAN

                                   ARTICLE 1.
             ESTABLISHMENT, EFFECTIVE DATE, OBJECTIVES, AND DURATION

      1.1. Establishment of the Plan. CNA Surety Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "CNA Surety Corporation 2006 Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"). The Plan was approved by the Board of Directors of the Company on February 14, 2006, and, subject to the approval of the shareholders of the Company, shall be effective as of January 1, 2006 ("Effective Date").

      1.2. Objectives of the Plan. The Plan is intended to allow selected employees, directors and consultants of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and in retaining existing employees, directors, and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to provide employees, directors, and consultants with an incentive for excellence in individual performance; and to promote teamwork among employees, directors, and consultants.

      1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 16 hereof, until the earlier of December 31, 2015, or the date all Shares subject to it shall have been purchased or acquired and the restrictions on all Restricted Stock shall have lapsed according to the Plan's provisions. The termination of the Plan shall not adversely affect any Awards outstanding on the date of termination.

                                   ARTICLE 2.
                                  DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

      2.1. "Award" means Options, including Incentive Stock Options and Non-Qualified Stock Options, Restricted Stock, Bonus Shares, Stock Appreciation Rights (SARs), Performance Units, Performance Shares, or Incentive Awards granted under the Plan.

      2.2. "Award Agreement" means the written agreement by which an Award shall be evidenced.

      2.3. "Board" or "Board of Directors" means the Board of Directors of the Company.

      2.4. "Bonus Opportunity" means the threshold, target and maximum bonus opportunity for an Incentive Award for an individual for a year or other Performance Period, based on threshold, target and maximum bonus levels specified as a percentage of the Grantee's base salary in effect on the first day of such year or other Performance Period (or such later date as such person is designated as an eligible Grantee) as determined by the Committee.

      2.5. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee, director or consultant of the Company or a Subsidiary.

      2.6. "Cause" means, unless otherwise defined in an Award Agreement or in an employment agreement between the Grantee and the Company, any one or more of the following with respect to a Grantee:

            (A) the Grantee's commission of a crime which, in the judgment of the Committee, is likely to result in injury to the Company or a Subsidiary;

            (B) the material violation by the Grantee of written policies of the Company or a Subsidiary;

            (C) the habitual neglect by the Grantee in the performance of his or her duties to the Company or a Subsidiary;

            (D) the action or inaction in connection with the Grantee's duties to the Company or a Subsidiary resulting, in the judgment of the Committee, in a material injury to the Company or a Subsidiary;

            (E) the Grantee's rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or a Subsidiary or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary;

            (F) any attempt by the Grantee, directly or indirectly, to induce any employee of the Company or a Subsidiary to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or a Subsidiary; or

            (G) any other conduct by or act of the Grantee determined by the Committee to be injurious, detrimental, or prejudicial to any interest of the Company or a Subsidiary.

      2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions.

      2.8. "Committee" means the committee of the Board appointed pursuant to
Article 3.

      2.9. "Common Stock" means the common stock, $.0l par value, of the Company.

      2.10. "Consultant" means a non-employee consultant or advisor to the Company or a Subsidiary who is a natural person (other than a non-employee director) providing bona fide services that are not in connection with an offer or sale of Company equity securities in a capital raising transaction; provided the individual does not directly or indirectly maintain or promote a market in Company securities.

      2.11. "Company" has the meaning set forth in Section 1.1.

      2.12. "Covered Employee" means a Grantee who, as of the last day of the fiscal year of inclusion in income of the value of an Award is one of the group of "covered employees," within the meaning of Section 162(m) of the Code, with respect to the Company.

      2.13. "Disability" means, for purposes of the exercise of an Incentive Stock Option alter Termination of Affiliation, a disability within the meaning of Code Section 22(e)(3), and for all other purposes, a mental or physical condition which, in the judgment of the Committee, renders a Grantee unable to perform any of the principal job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which condition is expected to be permanent or for an indefinite duration exceeding two years.

      2.14. "Disqualifying Disposition" has the meaning set forth in Section
6.4.

      2.15. "Effective Date" has the meaning set forth in Section 1.1.

      2.16. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability; (ii) any director of the Company or any Subsidiary; and
(iii) any person performing services for the Company or a Subsidiary as Consultant.

      2.17. "Exchange Act" means the Securities Exchange Act of 1934, and regulations and rulings thereunder. References to a particular section of, or rule under, the Exchange Act include references to successor provisions.

      2.18. "Fair Market Value" of an equity security means the closing price of such security on such date (or, if no sale of such security was reported for such date, on the next preceding date on which a sale of such security was reported) as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or, if such security is not listed on the New York Stock Exchange, on such other national exchange or over-the-counter market on which such security is principally traded); provided that if such Fair Market Value as of any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method it, in the good faith exercise of its discretion, shall at such time deem appropriate. Except as provided in the following sentence, the valuation of an equity security on any date shall be determined as of that date (or, if no sale of such security was reported for such date, on the most recent trading day prior to such date on which a sale of such other security was reported). On the exercise or vesting date of an Award denominated in Shares, the valuation of Shares shall be determined as of the last trading day preceding the exercise or vesting of the Award.

      2.19. "Freestanding SAR" means a SAR that is granted independently of any other Award.

      2.20. "Grant Date" has the meaning set forth in Section 5.2.

      2.21. "Grantee" means an individual who has been granted an Award.

      2.22. "Incentive Award" means an Award under Section 10 of the Plan based on achievement of Performance Goals over a Performance Period which may be one fiscal year or less ("Annual Incentive Awards") or more than one fiscal year ("Long-Term Incentive Awards").

      2.23. "Incentive Stock Option" or "ISO" means an Option granted as an Award under the Plan that is intended to meet the requirements of Section 422 of the Code.

      2.24. "including" or "includes" means "including, without limitation," or "includes, without limitation", respectively.

      2.25. "Insider" shall mean a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

      2.26. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      2.27. "Minimum Consideration" means $.O1 per Share or such other amount that is from time to time considered to be capital for purposes of Section 154 of the Delaware General Corporation Law.

      2.28. "Non-Qualified Stock Option" or "NQSO" means an Option granted as an Award under the Plan that is not intended to meet the requirements of Section 422 of the Code.

      2.29. "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

      2.30. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

      2.31. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee and consistently with the provisions of the Plan, be extended from time to time prior to the expiration date of such Option then in effect.

      2.32. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      2.33. "Performance Goals" means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than the Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (h) in the case of an Incentive Award, the portion of the individual's Bonus Opportunity potentially payable as an Incentive Award. Performance Goals may contain threshold, target, and maximum levels of achievement and, to the extent the Committee intends an Award (including the Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the measures (the "Performance Measures") set forth in Section 4.4.

      2.34. "Performance Period" means the period over which achievement of Performance Goals is measured.

      2.35. "Period of Restriction" means the period during which the transfer or delivery of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Restricted Stock is subject to a substantial risk of forfeiture, as provided in Article 8 hereof

      2.36. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

      2.37. "Plan" has the meaning set forth in the introductory paragraph.

      2.38. "Required Withholding" has the meaning set forth in Article 17.

      2.39. "Restricted Stock" means Restricted Stock Shares or Restricted Stock Units.

      2.40. "Restricted Stock Shares" means Shares that are granted as an Award under the Plan but that are subject to forfeiture if the restrictions imposed by the Committee and specified in the Award Agreement, which restrictions may be time-based or performance-based, are not satisfied.

      2.41. "Restricted Stock Units" means rights granted as an Award under the Plan to receive Shares, that are subject to forfeiture if the restrictions imposed by the Committee, which restrictions may be time-based or performance-based, are not satisfied.

      2.42. "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

      2.43. "Retirement" means for any Grantee who is an employee, a Termination of Affiliation by the Grantee upon attaining age 65 with at least five years of service as an employee of the Company or a Subsidiary.

      2.44. "SEC" means the Securities and Exchange Commission.

      2.45. "Share" means a share of Common Stock.

      2.46. "Strike Price" of any SAR shall equal, for any Tandem SAR that is identified with an Option, the Option Price of such option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement.

      2.47. "Stock Appreciation Right" or "SAR" means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date, over (b) the Strike Price.

      2.48. "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Code Section 424(f) (with the Company being treated as the employer corporation for purposes of this definition), and, for all other purposes, a United States or foreign corporation with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding common stock, or a limited liability company, partnership, joint venture, or other unincorporated entity with respect to which the Company owns, directly or indirectly, 50% or more of the then-outstanding profits interest.

      2.49. "Tandem SAR" means a SAR that is granted in connection with a related Award, the exercise of which shall require forfeiture of the right to purchase a Share under the related Award (and when a Share is purchased under the related Award, the Tandem SAR shall similarly he canceled).

      2.50. "10% Owner" means a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

      2.51. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services for the Company or any of its Subsidiaries in the capacity of an employee, director or Consultant, or with respect to an individual who is an employee or director of or Consultant to Subsidiary, the first day on which the Company no longer, directly or indirectly, owns voting securities possessing at least 50% of the combined voting power of the then-outstanding securities of a corporation entitled to vote generally in the election of directors of such Subsidiary, if a corporation, or at least 50% of the then-outstanding profits interest of such Subsidiary if a limited liability company, partnership, joint venture, or other unincorporated entity.

                                   ARTICLE 3.
                                 ADMINISTRATION

      3.1. Committee. Subject to Section 3.2, the Plan shall be administered by a committee (the "Committee") which shall consist of two or more directors of the Company. To the extent the Board considers it desirable to comply with Rule 16b-3 or to meet the Performance-Based Exception, all of the members of the Committee shall qualify as "outside directors" within the meaning of the regulations under Section 162(m) of the Code and "non-employee directors" within the meaning of Rule 16b-3 in respect of the exemption of grants to Insiders from potential liability under Section 16(b) of the Exchange Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such other conditions, in each case as the Board deems appropriate.

      3.2. Delegation Authority. The Board may reserve to itself or delegate to another committee of the Board any or all of the authority of the Committee with respect to Awards. Such other committee (the "Management Committee") may consist of one (or such greater number as may from time to time be required by the bylaws of the Company) or more directors who may, but need not be, officers or employees of the Company or a Subsidiary. Unless such delegation expressly provides to the contrary, such delegated authority shall not extend to Awards intended to comply with the Performance-Based Exception or Awards to Insiders intended to be exempt under Rule 16b-3, unless the Management Committee meets the requirements of the second sentence of Section 3.1. Unless such delegation expressly provides to the contrary, such delegation shall not prevent the Committee described in Section 3.1 from taking any subsequent action that is required or permitted by the Plan respecting an Award granted by the Management Committee. To the extent that the Board has reserved to itself or delegated to such Management Committee the authority of the Committee, all references to the Committee in the Plan shall be to the Board or such Management Committee. The Management Committee may not grant Awards relating to an aggregate of more than 200,000 Shares in any calendar year unless the Board gives its prior approval of a larger number of Shares.

      3.3. Powers of Committee. Subject to the express provisions of the Plan, the Committee has full and final authority and sole discretion as follows:

            (i) to determine when and to whom Awards should be granted and the terms and conditions applicable to each Award (which need not be identical), including conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, the term of the Award, any Option Price, Strike Price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of restrictions, forfeiture restrictions, restrictions on exercisability or transferability, any Performance Measures and Performance Goals including those relating to the Company and/or a Subsidiary, vesting based on the passage of time, the benefit payable under any SAR, Performance Unit or Performance Share, and whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards; based in each case on such considerations as the Committee shall determine;

            (ii) to determine the sizes and types of Awards;

            (iii) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Stock (including Restricted Stock Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

            (iv) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

            (v) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

            (vi) with the consent of the Grantee, to amend any Award Agreement at any time, including an amendment to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (a) does not adversely affect the rights of the Grantee, (b) is required by the listing criteria of any exchange on which Shares are traded; or (c) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law (including any new or changed requirement of the Code to obtain a tax benefit or to avoid a tax or a tax penalty for either the Company or any Grantee);

            (vii) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

            (viii) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation (other than for Cause), provided that the Committee may not accelerate the payment of any Award which is deferred compensation within the meaning of Section 409A of the Code if such acceleration would subject the Award to any additional tax under Section 409A of the Code;

            (ix) subject to Section 1.3 and Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

            (x) to make such adjustments or modifications to Awards to Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

            (xi) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

            (xii) to appoint such agents including without limitation management of the Company, as the Committee may deem necessary or advisable to assist the Committee in administration of the Plan;

            (xiii) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.4(a)) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply; and

            (xiv) to take any other action with respect to any matters relating to the Plan for which it is responsible.

      The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, conclusive and binding on all Persons, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. This express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

                                   ARTICLE 4.
    SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS AND SECTION 162(m) COMPLIANCE

      4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 hereof, the number of Shares hereby reserved for issuance under the Plan shall be three million (3,000,000) which shall consist of the sum of (a) 2,453,598, plus (b) 546,402 remaining Shares as of the Effective Date of this Plan under the CNA Surety Corporation 1997 Long-Term Equity Compensation Plan (the "1997 Plan") not subject to outstanding Awards under the 1997 Plan and not delivered out of Shares reserved thereunder. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or of other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination shall again he available for grant under the Plan. If a SAR is settled in Shares, only the number of Shares delivered in settlement of a SAR shall cease to he available for grant under the Plan, regardless of the number of Shares with respect to which the SAR was exercised. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of a SAR that is settled in Shares) or, except with respect to Restricted Stock, the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan. The Committee shall determine the appropriate methodology for calculating the number of shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury Shares or newly issued Shares.

      4.2. Maximum Awards. Awards shall be subject to the following limits:

            (a) Options: The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Awards granted in any one calendar year to any one single Grantee, shall be two hundred thousand (200,000).

            (b) SARS: The maximum aggregate number of SARs available under the Plan shall be one million (1,000,000), and the maximum aggregate number of SARs that may be granted in any one calendar year to any one single Grantee shall be two hundred thousand (200,000).

            (c) Restricted Stock: The maximum aggregate number of Shares that may be granted as Restricted Stock under the Plan shall be one million (1,000,000), and the maximum aggregate grant with respect to Awards of Restricted Stock granted in any one calendar year to any one Grantee shall be one hundred thousand (100,000).

            (d) Bonus Shares: The maximum number of Shares that maybe granted as Bonus Shares under the Plan shall be 300,000.

            (e) Performance Shares/Performance Units: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares or Performance Units granted in any one calendar year to any one Grantee shall be equal to the value of one hundred thousand (100,000) Shares; provided, however, that if the Performance Period applicable to a Performance Unit exceeds twelve months, the 100,000 share limit shall apply to each 12-month period in the Performance Period.

            (f) Incentive Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Incentive Awards granted in any one calendar year to any one Grantee shall be 300% of the Grantee's base salary (as in effect on the first day of the performance period or, if later, the date the Grantee becomes an employee of the Company or any Subsidiary) up to a maximum of $1 million in base salary; provided, however, that if the Performance Period applicable to an Incentive Award exceeds twelve months, the foregoing limit shall apply to each 12-month period in the Performance Period.

If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Grantee in any calendar year. The Share limits of this Section 4.2 shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.3.

      4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, including a stock split, or share combination or a corporate transaction, including any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.2, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

      4.4. Performance-Based Exception Under Section 162(m).

            (a) Performance Measures. Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section 4.4, the attainment of which may determine the degree of payout and/or vesting with respect to Awards designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following and including any of the following in the aggregate or on a per-Share basis and on a pre-tax or after-tax basis:

            (i) Earnings;

            (ii) Net income;

            (iii) Net operating income;

            (iv) Cash flow provided by operations;

            (v) Free cash flow;

            (vi) Return measures (including return on assets, equity, or sales);

            (vii) Earnings (before or after any of interest, taxes, depreciation or amortization);

            (viii) Gross revenues;

            (ix) Share price (including growth measures and total shareholder return or attainment by the Shares of a specified value for a specified period of time);

            (x) Reductions in expense levels;

            (xi) Strategic business criteria, consisting of one or more objectives based on meeting objective standards of rate adequacy, premium growth, market share retention, budget, operating plan, customer/employee satisfaction, customer/employee diversity, business development or special projects;

            (xii) Combined ratio (or any of its components); and

            (xiii) Gross or net written premiums.

provided that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other Awards, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

            (b) Flexibility as to Timing, Weighting, Applicable Business Unit. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by
Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase or rate of growth, set positive result, maintenance of the status quo, set decrease or set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may he the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Company as a whole, or to a Grantee, a department, unit, division or function within the Company, or any one or more Subsidiaries; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

            (c) Discretion to Adjust. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be certified in writing prior to payment of the Award.

            (d) Alteration of Performance Measures. In the event that applicable laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                                   ARTICLE 5.
                  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

      5.1. Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

      5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

      5.3. Maximum Term. Any provision of the Plan to the contrary notwithstanding, the Option Term or other period during which an Award may be outstanding shall under no circumstances extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein provided.

      5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall he set forth in an Award Agreement, provided that the terns and conditions of Incentive Awards may be set forth in a resolution or other document adopted by the Committee and generally applicable to all Grantees of Incentive Awards, which resolution or other document shall be deemed an Award Agreement for purposes of this Plan.

      5.5. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which Shares are then listed or traded, and under any blue sky or state securities laws applicable to such Shares.

      5.6. Termination of Affiliation. Each Grantee's Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Award following Termination of Affiliation. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement, need not be uniform among all Awards granted under the Plan, and may reflect distinctions based on the reasons for Termination of Affiliation. Notwithstanding the foregoing, vesting of Restricted Stock and distributions or payments with respect to other Awards intended to qualify for the Performance-Based Exception shall occur at the time they would have, but for the Termination of Affiliation, if such Termination of Affiliation is for a reason other than death, Disability, or in connection with a change of control of the Company or a Subsidiary.

      5.7. Nontransferability of Awards.

            (a) Each Award granted hereunder shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee or his or her guardian or legal representative, except that, a Grantee may, in a manner and to the extent permitted by the Committee in its discretion, designate in writing a beneficiary to exercise an Award after the Grantee's death in accordance with
Article 12, and Non-Qualified Stock Options may be transferred in accordance with subsection (b).

            (b) Notwithstanding subsection (a) above, to the extent provided in the Award Agreement, Nonqualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, a "Permitted Transferee" in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the "Immediate Family" of a Grantee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Such Award may he exercised by such transferee in accordance with the terms of such Award.

            (c) A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

            (d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

      5.8. Cancellation and Rescission of Awards.

            (a) Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation for Cause.

            (b) Upon exercise, payment, or delivery pursuant to an option, the Grantee shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Grantee fails to comply with the provisions of this Section 5.8 prior to, or during the six months after, any exercise, payment, or delivery pursuant to an Award, such exercise, payment, or delivery may be rescinded by the Committee within two years thereafter. In the event of any such rescission, the Grantee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Grantee by the Company.

      5.9. Exercise by Non-Grantee. If as permitted by the Plan any Award is exercised by, or benefits under an Award are to be paid to any person other than the Grantee, references in this Plan to the Grantee shall include such person, and such person shall provide at the time of exercise of an Award or prior to payment of the Award such documentation as may reasonably be required by the Committee, including without limitation, evidence of authority of such person or persons to exercise or receive payment of the Award and if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

      5.10. No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      5.11. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

      5.12. Tax Obligations. No Award shall be settled, whether in cash or Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

                                   ARTICLE 6.
                                 STOCK OPTIONS

      6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

      6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

      6.3. Option Price. The Option Price of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

      6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

            (i) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on the Grant Date;

            (ii) shall be for a period of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

            (iii) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at its Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the "$100,000 Limit");

            (iv) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year ("Current Grant") and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

                  (A) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                  (B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

            (v) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

            (vi) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

            (vii) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and maybe exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in Article 12 of the Plan and in the manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death; and

            (viii) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (i) and (ii) above, as a Non-Qualified Stock Option.

      Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.

      6.5. Exercise and Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company identifying the Option being exercised and setting forth the number of Shares with respect to which the Option is being exercised, accompanied by full payment for the Shares.

            (a) Payment of the Option Price may be made by any one or more of the following means:

            (i) cash, personal check or wire transfer;

            (ii) Mature Shares, valued at their Fair Market Value on the date of exercise;

            (iii) with the approval of the Committee, Restricted Stock held by the Grantee for at least six months prior to the exercise of the option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

            (iv) pursuant to procedures previously approved by the Company, but subject to applicable law (including Section 402 of the Sarbanes-Oxley Act of 2002 relating to extensions of credit in the form of a loan to directors and executive officers (or the equivalent thereof)), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

            (b) The Committee may in its discretion specify that, if any Restricted Stock Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option, or (y) a number of Shares acquired on exercise of the option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the option.

                                   ARTICLE 7.
                           STOCK APPRECIATION RIGHTS

      7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs maybe granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. Any SAR related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted.

      7.2. Award Agreements. Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. The Committee shall have complete discretion in determining the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof (subject to Section 7.3), and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

      7.3. Strike Price. The Strike Price of a SAR under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

      7.4. Exercise of Tandem SAR. Tandem SARs may be exercised for all or part of the Shares subject to the related Award upon the surrender of the right to exercise the equivalent portion of the related Award. A Tandem SAR may be exercised only with respect to the Shares for which its related Award is then exercisable.

      Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO; (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underling ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

      7.5. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

      7.6. Exercise and Payment of SAR Amount. SARs shall be exercised by the delivery of a written notice to the Company identifying the SAR being exercised and setting forth the number of Shares with respect to which the SAR is being exercised. Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

            (a) The difference between the Fair Market Value of a Share on the date of exercise and the Strike Price, by

            (b) The number of Shares with respect to which the SAR is exercised; provided that the Committee may provide that the benefit payable on exercise of any SAR shall not exceed such percentage of The Fair Market Value of a Share on the Grant Date as the Committee shall specify.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

                                   ARTICLE 8.
                                RESTRICTED STOCK

      8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine. Restricted Stock may be granted as Restricted Stock Shares or Restricted Stock Units.

      8.2. Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Stock Shares or Units granted, and such other provisions as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting following the attainment of the Performance Goals, and/or restrictions under applicable federal or state securities laws.

      8.3. Other Restrictions. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock Shares, provided that except with respect to Restricted Stock Shares issued from treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the Minimum Consideration for each Restricted Stock Share. Such payment shall be made in full by the Grantee before the delivery of the Shares and in any event no later than 10 days after the Grant Date for Restricted Stock Shares.

      8.4. Effect of Forfeiture. If Restricted Stock Shares are forfeited, then if the Grantee was required to pay for such Restricted Stock or acquired such Restricted Stock upon the exercise of an option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock, or (y) the Fair Market Value of the Shares on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Restricted Stock Shares that have been forfeited shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Stock.

      8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock Shares. If any Restricted Stock Shares become nonforfeitable, the Company shall cause certificates for such Shares to be issued without such legend.

      8.6. Crediting Restricted Stock Units. If Restricted Stock Units are granted, the Company shall establish an account ("RSU Account") on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee's RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distribution of Shares or other amounts credited to RSU Accounts shall be an unfunded unsecured obligation of the Company.

      8.7. Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the Grantee a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee's RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Unless the Settlement Date is deferred pursuant to Article 13, the "Settlement Date" for all Restricted Stock Units credited to a Grantee's RSU Account shall be the earlier of (a) the lapse of the Period of Restriction applicable to an Award of Restricted Stock Units, or (b) promptly following the Grantee's death or disability (as defined in Code Section 409A(a)(2)(C)(i)).

      8.8. Voting and Dividend Equivalents. At the discretion of the Committee and to the extent set forth in the Award Agreement and consistent with the requirements of Section 409A, a Grantee may be entitled to receive dividend equivalents with respect to Shares in connection with grants of Restricted Stock Shares or Restricted Stock Units which have been awarded but not yet vested in the Grantee. In addition, a Grantee may, at the discretion of the Committee and to the extent set forth in the Award Agreement, be entitled to exercise his or her voting rights with respect to Restricted Stock Shares. No voting rights shall be exercised with respect to Restricted Stock Units.

                                   ARTICLE 9.
                    PERFORMANCE UNITS AND PERFORMANCE SHARES

      9.1. Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time as shall be determined by the Committee.

      9.2. Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/ or value of Performance Units/Shares that will be paid out to the Grantee. The Committee may set the Performance Goals for Awards of Performance Units at threshold, target and maximum performance levels, with the number or value of the Performance Units payable tied to the degree of attainment of the various performance levels during the Performance Period. No payment shall be made with respect to a Performance Unit if the threshold performance level is not attained. If Performance Goals are attained between performance levels (i.e., either between the threshold and target performance levels or between the target and maximum performance levels) the number or value of the Performance Unit at the end of the Performance Period shall be determined by linear interpolation, unless otherwise provided by the Committee at the time of grant. To the extent the Committee deems it appropriate to comply with
Section 162(m) of the Code, all Performance Goals shall he objective, and shall be based on Performance Measures.

      9.3. Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. If the Performance Unit Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of attainment of the Performance Goals in writing before the Award is settled.

      If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

      9.4. Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may he granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

      At the discretion of the Committee and to the extent set forth in the Award Agreement, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned but not yet distributed to the Grantee. In addition, a Grantee may, at the discretion of the Committee and to the extent set forth in the Award Agreement, be entitled to exercise his or her voting rights with respect to such Shares.

                                  ARTICLE 10.
                               INCENTIVE AWARDS

      10.1. Incentive Awards. Subject to and consistent with the provisions of the Plan, Incentive Awards may be granted to any Eligible Person in accordance with this Article 10. Incentive Awards shall be based on achievement of Performance Goals over a Performance Period which may be one fiscal year or less ("Annual Incentive Awards") or more than one fiscal year ("Long-Term Incentive Awards"). The Committee shall designate the individuals eligible to be granted an Incentive Award for a year or other Performance Period within the first ninety (90) days of such year or other Performance Period or, in the case of a newly-hired or newly-promoted Grantee, not later than the elapse of 25% of the remainder of such year or other Performance Period after such hiring or promotion. The Committee may designate an Eligible Person as eligible for a full year or other Performance Period or for a period of less than a full year or other Performance Period. The opportunity for a Covered Employee to be granted an Incentive Award shall be, and the opportunity for a Grantee other than a Covered Employee may in the discretion of the Committee be, evidenced by an Award Agreement, which shall specify the individual's Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

      10.2. Determination of Amount of Incentive Awards.

            (a) Aggregate Maximum. The Committee may establish guidelines as to the maximum aggregate amount of Incentive Awards payable for any year.

            (b) Establishment of Performance Goals and Bonus Opportunities. Within the first ninety (90) days of each year or other Performance Period, the Committee shall establish Performance Goals for the year or other Performance Period(which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Participant for the attainment of specified threshold, target and maximum Performance Goals. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

            (c) Committee Certification and Determination of Amount of Annual incentive Award. The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each year or other Performance Period but not later than March 15 of the calendar year following the end of such year or other Performance Period. The Committee shall determine an individual's maximum annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual's Bonus Opportunity. The Committee reserves the discretion to reduce (but not below zero), but not increase the amount of an individual's Incentive Award below the maximum Incentive Award. The determination of the Committee to reduce (or not pay) an individual's Incentive Award for a year or other Performance Period shall not affect the maximum Incentive Award payable to any other individual. No Incentive Award shall be payable to an individual unless at least the threshold Performance Goal is attained.

            (d) Termination of Affiliation. If an individual has a Termination of Affiliation during the year or other Performance Period, the Committee may authorize the payment of an Incentive Award to such individual, and in the absence of such authorization, the individual shall receive no Incentive Award for such year or other Performance Period.

      10.3. Time of Payment of Incentive Awards. Incentive Awards shall be paid as soon as administratively practicable after the Committee determines the amount of the Incentive Award, but not later than March 15 of the calendar year following the year or other Performance Period for which the Committee has certified the degree of attainment of Performance Goals.

      10.4. Form of Payment of Incentive Awards. An individual's Incentive Award shall be paid in cash, Shares, Restricted Stock, Options, or any other form of equity or any combination thereof as is provided in the Award Agreement. The Committee may provide in an Award Agreement that payment of an Incentive Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time in accordance with the Plan and
Section 409A of the Code, either before or after the decision or election to defer is made.

                                  ARTICLE 11.
                                 BONUS SHARES.

      Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

                                  ARTICLE 12.
                            BENEFICIARY DESIGNATION

      Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation or the survival of any designated beneficiary, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's surviving spouse, if any, or if none then to the Grantee's surviving descendants per stirpes, or if neither surviving spouse nor surviving descendants, then to the estate of the last to die of the Grantee and any designated beneficiary.

                                  ARTICLE 13.
                                   DEFERRALS

      At the discretion of the Committee and to the extent set forth in the Award Agreement and consistent with the requirements of Section 409A, the Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or an Incentive Award. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals that are in accordance with the Plan and Section 409A of the Code.

                                  ARTICLE 14.
                         RIGHTS OF EMPLOYEES/DIRECTORS

      14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee's employment at any time, nor confer upon any Grantee's right to continue in the employ of the Company.

      14.2. Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                  ARTICLE 15.
                               CHANGE IN CONTROL

      15.1. Treatment of Outstanding Awards. The Committee may provide in an Award Agreement for different terms and conditions to apply prior to and after a change in control of the Company or a Subsidiary.

      15.2. Occurrence of Change of Control. The Committee may set rules for determining when a change of control of the Company or a Subsidiary has occurred.

                                  ARTICLE 16.
                    AMENDMENT, MODIFICATION, AND TERMINATION

      16.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company's equity securities and except that (ii) the Board may not without the approval of the Company's stockholders amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan, or to
(y) change the individuals or class of individuals eligible to participate in the Plan.

      16.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment to an Award intended to meet the requirements of the

Performance Based Exception shall be authorized to the extent that such adjustment would be inconsistent with the Award's meeting the requirements of
Section 162(m) of the Code.

      16.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification or the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award unless such termination, amendment, or modification is required by the listing criteria of any exchange on which Shares of the Company are traded or is necessary or advisable (as determined by the Committee) to carry out the purposes of the Plan as a result of any new or change in applicable law (including any requirement of the Code to obtain a tax benefit or to avoid a tax or tax penalty for either the Company or any Grantee).

                                  ARTICLE 17.
                                  WITHHOLDING

      17.1. Withholding.

            (a) Mandatory Tax Withholding.

                  (1) Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Stock Shares becoming nonforfeitable or Restricted Stock Units becoming payable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require (i) that the Grantee remit an amount in cash, or in the Company's discretion, Mature Shares, sufficient to satisfy all federal, state, and local tax withholding requirements related thereto ("Required Withholding"), (ii) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (iii) any combination of the foregoing.

                  (2) Any Grantee who makes a Disqualifying Disposition or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

            (b) Elective Share Withholding.

                  (1) Subject to the following subsection, a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares otherwise deliverable to such Grantee upon the exercise of an Award or upon Restricted Stock Shares becoming nonforfeitable or Restricted Stock Units becoming payable (each, a "Taxable Event") having a Fair Market Value equal to
(i) the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event; or (ii) with the Committee's prior approval, a greater amount, not to exceed the estimated total amount of such Grantee's tax liability with respect to the Taxable Event.

                  (2) Each Share Withholding election shall be subject to the following conditions:

            (i) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

            (ii) the Grantee's election must be made before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

            (iii) the Grantee's election shall be irrevocable.

      17.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any option, or the grant of Restricted Stock Shares, makes the election permitted under Code Section 83(b) to include in such Grantee's gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

                                  ARTICLE 18.
                                   SUCCESSORS

      All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

                                  ARTICLE 19.
                             ADDITIONAL PROVISIONS

      19.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

      19.2. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      19.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

      19.4. Securities Law Compliance. If the Committee deems necessary to comply with any applicable securities law, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for Shares. If, based upon the advice of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

      19.5. No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder of the Company with respect to the Shares (other than Restricted Stock Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Stock Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Award Agreement or the Plan. At the time of a grant of Restricted Stock Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Stock Shares shall be subject to the same restrictions and other terms as apply to the Restricted Stock Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

      19.6. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death, disability or other benefit under (a) any pension, retirement, profit-sharing, bonus, disability insurance or other employee benefit plan of the Company or any Subsidiary, or any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

      19.7. Employment Agreement Supersedes Award Agreement. In the event a Grantee is a party to an employment agreement with the Company or Subsidiary, that provides for annual incentive or for vesting, extended exercisability or transferability of equity compensation awards on terms more favorable to the Grantee than the Grantee's Award Agreement, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Compensation Committee, Board, or shareholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available to such terns shall have been approved by the Compensation Committee, Board or shareholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee's employer agree it shall not be controlling.

      19.8. Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

      19.9. Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

      19.10. Military Service. Awards shall be administered in accordance with
Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

      19.11. Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

      19.12. Shareholder Approval. All Awards granted on or after the Effective Date and prior to the date the Company's shareholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company's shareholders.

      19.13. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Illinois, other than its laws respecting choice of law.